As Filed with the Commission on April 29, 2005

                                                     1940 Act File No. 811-06698

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               Amendment No. 16                                X

                       SCUDDER EQUITY 500 INDEX PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                   One South Street, Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)


Daniel O. Hirsch, Esq.                              Copies to:       Burton M. Leibert
One South Street                                                     Willkie Farr & Gallagher LLP
Baltimore, MD 21202                                                  787 Seventh Ave.
(Name and Address of Agent for Service)                              New York, NY  10019


                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio. For this purpose, "tax treatment" is the purported or claimed Federal income tax treatment of a transaction and "tax structure" is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.

                       Scudder Equity 500 Index Portfolio

                                     PART A

Responses to Items 1,2,3,5 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The investment objective of Scudder Equity 500 Index Portfolio (the "Portfolio") may be changed without shareholder approval. The investment objective of the Portfolio is to seek to replicate, as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), which emphasizes stocks of large U.S. companies.

There can be no assurance that the Portfolio will achieve its investment objective. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "The Fund's Main Investment Strategy" and "The Main Risks of Investing in the Fund" in the prospectuses of Investment Trust -- Scudder S&P 500 Index Fund (Class AARP, Class S, Class A, Class B and Class C) and Scudder Institutional Funds -- Scudder Equity 500 Index Fund (Institutional and Investment Classes) (collectively, the "Feeder Funds," the prospectuses of which are collectively referred to as the "Feeder Funds' Prospectuses"). The Registrant incorporates by reference information concerning the Portfolio's portfolio holdings from the sections entitled "Other Policies" in the Feeder Funds' Prospectuses.

ITEM 5.           MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

Capitalized terms used in this Part A have the same meaning as in the Feeder Funds' prospectuses. Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "How Much Investors Pay" and "Who Manages and Oversees the Funds" in the Feeder Funds' Prospectuses.

The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio's Declaration of Trust provides that investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Buying and Selling Fund Shares," "How to Buy, Sell and Exchange Class AARP Shares," "How to Buy, Sell and Exchange Class S Shares," "How to Buy, Sell and Exchange Class A, B and C Shares," "Policies You Should Know About" and "Understanding Distributions and Taxes," in the Feeder Funds' Prospectuses.

ITEM 6.           SHAREHOLDER INFORMATION.

The Registrant incorporates by reference information concerning computation of net asset value and valuation of the Portfolio's assets from sections entitled "Buying and Selling Fund Shares," "How to Buy, Sell and Exchange Class AARP Shares," "How to Buy, Sell and Exchange Class A, B and C Shares," "How to Buy, Sell and Exchange Class S Shares" and "Policies You Should Know About" in the Feeder Funds' Prospectuses.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under "Purchase and Redemption of Shares," "Valuation of Securities" and "Net Asset Value" in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of Deutsche Asset Management. Inc., appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each day the New York Stock Exchange ("NYSE") is open for business ("Portfolio Business Day"). The NYSE is scheduled to be closed on the following holidays: New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolio and Scudder Distributors, Inc. ("SDI"), reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is SDI. The principal business address of SDI is 222 South Riverside Plaza, Chicago, IL 60606. SDI receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Understanding Distributions and Taxes" in each Feeder Fund's Prospectus.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.           DISTRIBUTION ARRANGEMENTS.

The Registrant incorporates by reference information concerning its Master-Feeder structure from the sub-sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.

                       Scudder Equity 500 Index Portfolio

                                     PART B

ITEM 9.           COVER PAGE AND TABLE OF CONTENTS.

The Prospectuses of the Scudder Equity 500 Index Portfolio (the "Portfolio") dated May 1, 2005, which may be amended from time to time, provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at 1-800-621-1048.

                                TABLE OF CONTENTS
                                -----------------

FUND HISTORY

DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

MANAGEMENT OF THE FUND

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

INVESTMENT ADVISORY AND OTHER SERVICES

PORTFOLIO MANAGERS

BROKERAGE ALLOCATION AND OTHER PRACTICES

CAPITAL STOCK AND OTHER SECURITIES

PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

TAXATION OF THE FUND

UNDERWRITERS

CALCULATION OF PERFORMANCE DATA

FINANCIAL STATEMENTS

ITEM 10.          FUND HISTORY.

The Scudder Equity 500 Index Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on December 11, 1991.

ITEM 11.          DESCRIPTION OF THE FUND AND ITS INVESTMENT AND RISKS.

The Portfolio is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the sections entitled "Investment Objectives, Policies and Restrictions," "Investment Restrictions" and "Investment Policies and Techniques" in the Statement of Additional Information of the Feeder Funds (the "Feeder Funds' SAIs"). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds' SAIs.

ITEM 12.          MANAGEMENT OF THE FUND.

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Management of the Trusts and Portfolios" and "Management of the Fund and Portfolio" in the Feeder Funds' SAIs.

ITEM 13.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005 Scudder Equity 500 Index Fund, a series of Scudder Institutional Funds, and Scudder S&P 500 Index Fund, owned approximately 79% and 21%, respectively, of the value of the outstanding interests in the Portfolio. Because Scudder Equity 500 Index Fund (Institutional Class) owns more than 25% of the outstanding interests in the Portfolio, it could be deemed to control the Portfolio, which means it may take actions without the approval of other investors in the Portfolio.

ITEM 14.          INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the sections entitled "Management of the Trusts and Portfolios" and "Management of the Fund and Portfolio" in each Feeder Fund's SAI.

ITEM 15.          PORTFOLIO MANAGERS.

Registrant incorporates by reference information concerning the Portfolio anagers from the section entitled "Compensation of Portfolio Manager" in the Feeder Funds' SAIs

ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Portfolio Transactions and Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents, covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.          PURCHASE, REDEMPTION AND PRICING OF SHARES.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7 "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the sections entitled "Valuation of Securities" and "Net Asset Value" in each Feeder Fund's SAI.

ITEM 19           TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in each Feeder Fund's SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20.          UNDERWRITERS.

The placement agent for the Portfolio is SDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.          CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22.          FINANCIAL STATEMENTS.

The financial statements for the Portfolio are incorporated herein by reference from (1) Scudder Institutional Funds -- Scudder Equity 500 Index Fund (Institutional and Investment Class) Annual Report dated December 31, 2004 (File Nos. 33-34079 and 811-06071) and (2) Investment Trust -- Scudder S&P 500 Index Fund (Class AARP and Class S) Annual Report dated December 31, 2004 (File Nos. 2-13628 and 811-00043). A copy of each Annual Report may be obtained without charge by contacting the Fund.

                       Scudder Equity 500 Index Portfolio

                           PART C -- OTHER INFORMATION

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23.          EXHIBITS.

(a)                   Conformed copy of Declaration of Trust of the Registrant; ^2

               (i)    Amendment No. 1 to Declaration of Trust; ^2

               (ii)   Certificate of Amendment dated May 16, 2003; ^9;

(b)                   By-Laws of the Registrant; ^2

(c)                   Not applicable.

(d)            (i)    Investment Sub-Advisory Agreement dated April 25,
                      2003, between Deutsche Asset Management, Inc., and
                      Northern Trust Investments, Inc. on behalf of the
                      Registrant dated April 25, 2003; ^9

               (ii)   Investment Advisory Agreement dated April 25, 2003 between
                      Equity 500 Index Portfolio and Deutsche Asset Management,
                      Inc. dated April 25, 2003; ^9

(f)                   Not applicable.

(g)                   Custodian Agreement between the Registrant and State
                      Street Bankers Trust Co. dated April 1, 2003; ^9;

(h)                   Administration Agreement between the Registrant and
                      Investment Company Capital Corp. dated July 1, 2001; ^7

               (i) Exclusive Placement Agent Agreement dated August 19, 2002 between Registrant and Scudder Distributors; ^+

               (ii)   Copy of Exhibit A to Exclusive Placement Agent Agreement;
                      ^+

               (iii)  Expense Limitation Agreement dated April 30, 2001 among
                      Registrant, Bankers Trust Company, Deutsche Asset
                      Management, Inc., BT Institutional Funds, Cash Management
                      Portfolio, Treasury Money Portfolio, International Equity
                      Portfolio and BT Investment Portfolios; ^6

               (iv)   Expense Limitation Agreement dated April 30, 2001, among
                      Registrant, Deutsche Asset Management, Inc., BT Pyramid
                      Mutual Funds, Cash Management Portfolio, Asset Management
                      Portfolio and BT Investment Portfolios; ^6

               (v)    Expense Limitation Agreement dated April 25, 2003 among BT
                      Institutional Funds, Equity 500 Index Portfolio, Deutsche
                      Asset Management, Inc. and Investment Company Capital
                      Corp.; ^9

               (vi)   Expense Limitation Agreement dated April 25, 2003 among BT
                      Pyramid Mutual Funds, Equity 500 Index Portfolio, Deutsche
                      Asset Management, Inc. and Investment Company Capital
                      Corp.; ^9

                                       8

               (vii)  Sub-Administration and Sub-Accounting Agreement between
                      Registrant and State Street Bank and Trust Co. dated April
                      1, 2003; ^9

(l)                   Investment representation letters of initial investors; ^1

(m)                   Not applicable.

(n)                   Not applicable.

(o)                   Not applicable.

(p)            (i)    Advisor Codes of Ethics dated February 1, 2004; ^9

               (ii)   Northern Trust Corporation Code of Ethics dated January
                      2001, ^9

               (iii) Code of Ethics for Deutsche Asset Management, Inc.-U.S., dated January 1, 2005; ^10;

(q)                   Power of Attorney; filed herewith

--------------------------------

^+       Previously filed.

^1 Incorporated by reference to Registrant's registration statement on Form N-1A ("Registration Statement") as filed with the Securities and Exchange Commission ("Commission") on June 9, 1992.

^2       Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement as filed with the
         Commission on April 26, 1996.

^3       Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement as filed with the
         Commission on March 19, 1997.

^4       Incorporated by reference to Amendment No. 6 to Registrant's Registration Statement as filed with the
         Commission on June 2, 1997.

^5       Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the
         Commission on April 28, 2000.

^6       Incorporated by reference to Amendment No. 11 to Registrant's Registration Statement as filed with the
         Commission on April 30, 2001.

^7       Incorporated by reference to Amendment No. 12 to Registrant's Registration Statement as filed with the
         Commission on April 30, 2002.

^8       Incorporated by reference to Amendment No. 13 to Registrant's Registration Statement as filed with the
         Commission on May 1, 2003.

^9       Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the
         Commission on May 1, 2004.

^10      Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the
         Commission on February 15, 2004.

ITEM 24.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

None.

ITEM 25.          INDEMNIFICATION.

Deutsche Investment Management Americas Inc. ("DeIM"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Non-interested Trustees) and consultants, whether retained by the Registrant or the Non-interested Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DeIM has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DeIM and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, if no final determination is made in such action or proceeding as to the relative fault of DeIM and the Registrant, then DeIM shall pay the entire amount of such loss, damage, liability or expense.

In recognition of its undertaking to indemnify the Registrant, DeIM has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Non-interested Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Non-interested Trustees, arising from the Private Litigation and Enforcement, including without limitation:

         1. all reasonable legal and other expenses incurred by the Non-interested Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

         2. all liabilities and expenses incurred by any Non-interested Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

         3. any loss or expense incurred by any Non-interested Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Registrant or of the Non-interested Trustees or acting otherwise) for the benefit of the
         Non-interested  Trustee,  to the extent  that such  denial,  dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees;

         4. any loss or expense incurred by any Non-interested Trustee, whether or not such loss or expense is otherwise covered under the terms of a policy of insurance, but for which the Non-interested Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DeIM or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to a matter which is the subject of the indemnification agreement; provided, however, the total amount which DeIM will be obligated to pay under this provision for all loss or expense, will not exceed the amount that DeIM and any of its affiliate actually receive under that policy or insurance for or with respect to a matter which is the subject of the indemnification agreement; and

         5. all liabilities and expenses incurred by any Non-interested Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

DeIM is not required to pay costs or expenses or provide indemnification to or for any individual Non-interested Trustee (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Non-interested Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Non-interested Trustee to the Registrant or its shareholders to which such Non-interested Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DeIM has paid costs or expenses under the agreement to any individual Non-interested Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Non-interested Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant, such Non-interested Trustee has undertaken to repay such costs or expenses to DeIM.


ITEM 26.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

During the last two fiscal years, no director or officer of Deutsche Asset Management, Inc. (File No. 801-27291) has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

ITEM 27.          PRINCIPAL UNDERWRITERS.

(a) Scudder Distributors, Inc., acts as exclusive placement agent for shares of the Registrant and acts as principal underwriter for certain registered open-end management investment companies and exclusive placement agent for certain other master portfolios managed by Deutsche Investment Management Americas Inc. and Deutsche Asset Management, Inc.

(b) Information on the officers and directors of Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                  (1)                                (2)                                  (3)
                                                                               Positions and Offices with
Name and Principal Business Address   Position and Offices with Distributor    Registrant

Vincent J. Esposito                   Chief Executive Officer, Chairman and    None
60 Wall Street                        Director
New York, NY 10005-2858

Michael L. Gallagher                  President and Director                   None
222 South Riverside Plaza
Chicago, IL  60606

Ralph Mattone                         Chief Financial Officer and Treasurer    None
60 Wall Street
New York, NY  10005-2858


                                       11

                  (1)                                (2)                                  (3)
                                                                               Positions and Offices with
Name and Principal Business Address   Position and Offices with Distributor    Registrant

Michael Volo                          Chief Operating Officer and Vice         None
222 South Riverside Plaza             President
Chicago IL 60606

Caroline Pearson                      Secretary                                Assistant Secretary
Two International Place
Boston, MA  02110-4103

Donna M. White                        Chief Compliance Officer                 None
1251 Avenue of the Americas
New York, NY10020

David Edlin                           Vice President                           None
222 South Riverside Plaza
Chicago, IL 60606

Robert Froelich                       Vice President                           None
222 South Riverside Plaza
Chicago, IL  60606

M. Patrick Donovan                    Vice President & Anti-Money              None
Two International Place               Laundering Compliance Officer
Boston, MA  02110-4103

Thomas Winnick                        Vice President                           Vice President and Anti-Laundering
1325 Avenue of the Americas                                                    Compliance Officer
New York, NY 10019

Philip J. Collora                     Assistant Secretary                      None
222 South Riverside Plaza
Chicago, IL  60606

(c) Not applicable.


ITEM 28.          LOCATION OF ACCOUNTS AND RECORDS.

       Registrant:                           One South Street
                                             Baltimore, MD  21202

       Advisor:                              Deutsche Asset Management, Inc.
                                             345 Park Avenue
                                             New York, NY 10154

       Custodian:                            State Street Bank and Trust Company
                                             225 Franklin Street
                                             Boston, MA  02110

       Administrator and Transfer Agent:     Investment Company Capital Corp.
                                             One South Street
                                             Baltimore, MD 21230

       Sub-Transfer Agency and               DST
       Sub-Dividend Distribution Agent:      127 West 10th Street
                                             Kansas City, MO 64105

       Placement Agent:                      Scudder Distributors, Inc.
                                             222 South Riverside Plaza
                                             Chicago, IL 60606

ITEM 29.          MANAGEMENT SERVICES.

Not Applicable.

ITEM 30.          UNDERTAKINGS.

Not Applicable.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, SCUDDER EQUITY 500 INDEX PORTFOLIO, has duly caused this Amendment No. 16 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 22nd day of April 2005.



                                          SCUDDER EQUITY 500 INDEX PORTFOLIO


                                          By: /s/Julian F. Sluyters
                                              ------------------------------
                                              Julian F. Sluyters
                                              Chief Executive Officer